Exhibit 99.1

Sun Hydraulics Corporation Declares 50% Stock Dividend and Increases Cash Dividend

SARASOTA, FLA, June 9, 2011 – Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a 50% stock dividend and increased the Company’s cash dividend. The stock dividend increases the total shares outstanding to approximately 25.6 million shares from 17.1 million. The cash dividend is in the amount of $0.09 per share on the new total shares outstanding after the stock dividend.

For further clarification and as an example, if an investor currently owns 100 shares, they will receive an additional 50 shares related to the 50% stock dividend at the close of the market on July 15, 2011. The opening market price on July 18, 2011, will be adjusted to reflect the additional shares. The investor would then receive a $0.09 per share dividend on the 150 total shares.

Dr. Ferdinand Megerlin, Sun’s Chairman of the Board, said, “The Board of Directors believes the stock dividend will help improve shareholder value by increasing the marketability and liquidity of Sun’s stock. We are pleased to continue to pay a quarterly cash dividend, which we have done every quarter since becoming a public company in 1997. The cash dividend of $0.09 per share, coupled with the stock dividend, effectively increases the dividend by 50%.”

Allen Carlson, Sun’s President and CEO, stated, “Our financial strength and ability to generate cash throughout the business cycle is what provides the opportunity to grow our cash dividend.”

The cash dividends are payable on July 15, 2011, to shareholders of record as of June 30, 2011. The stock dividend is also payable July 15, 2011. Cash will be paid in lieu of any fractional share to which a shareholder may be entitled as a result of the stock dividend.

Sun Hydraulics advises all shareholders to familiarize themselves with rules regarding dividends, payment dates and ex-dividend dates. See the following website for more information http://www.sec.gov/answers/dividen.htm.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended April 2, 2011, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended January 1, 2011. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Richard K. Arter

Investor Relations

941-362-1200

Tricia Fulton

Chief Financial Officer

941-362-1200